U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

DECEMBER 1, 2011

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAINOFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mesa Laboratories, Inc., a supplier of instruments and consumables for manufacturing quality control applications, on December 1, 2011, has entered into severance agreements with its executive officers, John J. Sullivan, Steven W. Peterson, Glenn E. Adriance, and Michael L. Tranmer.  These agreements are effective only following a change in control of the Company and in the situation where the executive officer is terminated not for cause within 24 months of the change in control.  As a severance payment, the agreements provide for two (2) years salary and health benefits continuation following the termination.  All of the agreements follow the same form, and expire at termination of the individual officer, or at the end of the twenty four month period following a covered change of control.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits:

10.1	Form of Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: December 1, 2011	BY:	/s/ John J. Sullivan
John J. Sullivan, Ph.D.
President, Chief Executive Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Form of Severance Agreement	Filed herewith